Exhibit 10.37

CONSULTING AGREEMENT

     THIS AGREEMENT is entered into this 1st day of June, 2010 between XTRA-GOLD MINING LIMITED (“XG Mining”) and XTRA-GOLD EXPLORATION LIMITED (“XGEL”), each being a Ghanaian company registered under the laws of Ghana, having a registered and head office at 2 Masalakye Street, Kwabeng, Ghana and BROKTON INTERNATIONAL LTD. (“Brokton”), a corporation incorporated under the laws of the Turks and Caicos Islands, having a registered and head office at P.O. Box 150, Design House, Providenciales, Turks and Caicos Islands, British West Indies.

     WHEREAS Brokton possesses the requisite knowledge and experience with respect to the precious metals industry, mineral exploration and production, including the ability to provide senior management services to a resource company;

     AND WHEREAS James Longshore (“Longshore”) is the sole director, officer and shareholder of Brokton and is also an officer and director of XG Mining and XGEL (collectively, the “Companies”);

     AND WHEREAS the Companies wish to engage Brokton for the purpose of engaging Longshore’s consulting services as General Manager of the Companies;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged), the parties covenant and agree as follows:

1. Services.

     (a) Brokton shall provide the services of Longshore, who shall act as General Manager of the Companies, which services include, but shall not be limited to, the stewardship of the Companies and the oversight of their respective exploration activities (the “Services”).

     (b) Brokton shall render the Services, as may be required from time to time, primarily at the Companies’ place of business or project locations, or at such other place or places as may be reasonably requested by the Companies.

     (c) Brokton’s Services on any given day shall generally be at Brokton’s discretion, but at all times shall be subject to and dependent upon the needs of the Companies, which rely upon Brokton to ensure that it devotes sufficient time as is necessary in order to fulfill the spirit and purpose of this Agreement.

2. Term.

     (a) The term of this Agreement is one year commencing on January 1, 2010 and ending on December 31, 2010 (the “Term”) unless terminated earlier pursuant to paragraph 4 hereunder.

     (b) Notice of renewal of the Term (the “Renewal”) may emanate from either Party provided that unless the Parties mutually agree in writing, no Renewal shall come into force. The Renewal shall be agreed upon in writing among the Parties no less than 30 days prior to the expiration of the Term and shall be made on the same terms and conditions as set out in this Agreement, unless amended at the time of Renewal, failing which this Agreement will immediately terminate and be of no further force and effect.

3. Compensation.

     (a) Effective January 1, 2010, Brokton shall be paid a monthly fee of US$10,000 (the “Fees”) for the Services, in a manner of payment as agreed to by the Parties.

     (b) In accordance with Ghanaian law, the Companies shall withhold 5% of the Fees paid to Brokton and shall submit same to the Ghana Internal Revenue Services.

     (c) The Companies acknowledge that Brokton has been providing the Services since January 1, 2010 which, as of the date of this Agreement, remain unbilled (the “Unbilled Fees”).

     (d) Upon execution of this Agreement, Brokton agrees to submit an invoice for the Unbilled Fees and the Companies agree to remit payment upon receipt of such invoice.

     (e) The Companies agree to reimburse Brokton for all business-related expenses, upon receipt of a report of expenses incurred by Brokton on behalf of the Companies.

4. Termination.

     (a) Either Brokton or the Companies may terminate this Agreement without reason or cause by first providing the other Party with one month’s written notice in advance of such termination or paying the Fees for one month in lieu of such notice.

     (b) The Companies may terminate this Agreement, with proof of cause, without providing Brokton with any notice of termination, if Brokton (i) is convicted of a crime; or (ii) commits fraud or similar actions against the Companies.

     (c) Upon termination of this Agreement, Brokton agrees to deliver to the Companies any and all materials, work product and information relating to the Services including, but not limited to, any and all files, reports, correspondence, agreements, analytical work, equipment and every other matter related thereto.

5. Exclusivity and Confidentiality.

     (a) Nothing herein shall be deemed to require that Brokton provide its Services exclusively to the Companies; provided however, that Brokton shall be prohibited from direct competition against the Companies where Brokton may provide similar services to other persons, companies or entities who are engaged in a business in competition with the Companies during the Term of this Agreement

     (b) During the Term and thereafter, in perpetuity, Brokton shall maintain all matters involving the Companies and the Services performed by Btrokton in the strictest of confidence, except insofar as shall be required in order for Brokton to perform the Services hereunder or as may be authorized in writing by the Companies, or as may come into the public domain through sources beyond the control of Brokton or the Companies, or as may be required by law.

6. Indemnification. In the event of any legal action commenced by a corporation or an individual with respect to Brokton’s Services under this Agreement, the Companies hereby agree to indemnify and hold harmless Brokton from and against all such actions, claims, liabilities, costs and expenses and the legal fees and disbursements in connection therewith shall be borne by the Companies; provided that the indemnification provided under this paragraph shall not be available to the extent of Brokton’s gross negligence, willful misconduct, violation of applicable statute, rule or regulation, or under circumstances where applicable law does not permit indemnification.

7. Ownership of Information. All technical information and work product, documents or any related data or material with respect to the Services shall remain the property of the Companies (the “Ownership”) and Brokton shall have no claim or interest therein whatsoever and the Ownership shall survive the expiration or earlier termination of this Agreement.

8. Assignment. The assignment by any Party of this Agreement or any of the Services contemplated herein requires the written consent of all Parties.

9. Address for Delivery or Notice. Any notice required under this Agreement shall be made in writing and may be sent by facsimile or electronically formatted transmission (e-mail) or delivered to the address for such Party as noted in this Agreement:

10. Successors. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

11. Applicable Law. For all purposes, this Agreement shall be governed exclusively by and construed and enforced in accordance with the laws of the Republic of Ghana.

12. Amendments to Agreement. This Agreement may be amended from time to time as agreed to in writing among the Parties. Any amending agreement together with the unamended sections of this Agreement shall then constitute the entire agreement among the Parties.

13. Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the execution date as set forth on the front page of this Agreement. This Agreement may be executed by facsimile and such facsimiles shall be deemed original documents.

14. No Partnership or Agency. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party as the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for or to assume any obligations or responsibility on behalf of the other Party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

)	XTRA-GOLD MINING LIMITED
)
)
)	Per: /s/ Victor Nkansa
)	Victor Nkansa Secretary
)
)
)	XTRA-GOLD EXPLORATION LIMITED
)
)
)	Per: /s/ Victor Nkansa
)	Victor Nkansa Secretary
)
)
)	BROKTON INTERNATIONAL LTD.
)
)
)	Per: /s/ James Longshore
)	James Longshore President